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                                                                  EXHIBIT 16.1

May 6, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

  We have read the statements made by Precision Response Corporation (copy attached), which we understand will be filed with the Commission, as part of the Company's Registration Statement on Form S-1. We agree with the statements concerning our Firm in such Form S-1.

                                              Very truly yours,


                                              /s/ Gurland & Goldberg, P.A.

                                                  GURLAND & GOLDBERG, P.A.


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STATEMENT IN "INDEPENDENT PUBLIC ACCOUNTANTS" SECTION OF PROSPECTUS FILED AS
PART OF REGISTRATION STATEMENT FILED ON FORM S-1 MADE PURSUANT TO ITEM 304 OF REGULATION S-K


    In December 1995, the Company changed its accountants from Gurland & Goldberg, P.A. to Coopers & Lybrand L.L.P. The decision to dismiss its former accountants was approved by the Board of Directors in anticipation of the Company's initial public offering. The reports of the Company's accountants have never contained an adverse report or disclaimer of opinion, and have never been qualified as to uncertainty, audit scope or accounting principles. The Company has never had any disagreements with its former accountants.